                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [x]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [X] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [ ] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                         FIRST INDEPENDENCE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

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     (4) Date filed:

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
FIRST INDEPENDENCE
CORPORATION
44 MICHIGAN AVE., DETROIT, MICHIGAN 48226
TELEPHONE 313-256-8400



                                  May 28, 1999

To Our Shareholders:


         You are cordially invited to attend the 1999 Annual Meeting of Shareholders of First Independence Corporation, which will be held at 6:00 p.m. on Thursday, July 1, 1999, at the Livernois Branch office at 12200 Livernois, Detroit, Michigan.

         This letter is accompanied by a notice of annual meeting and proxy statement and a proxy card. The Corporation's Annual Report on Form 10-KSB for the year ended December 31, 1998, as filed with the Securities and Exchange Commission, also is enclosed.

         At the meeting, shareholders will: 1) elect eight (8) directors to serve for one year and until their successors are duly elected and qualified, 2) vote on a proposal to amend the Corporation's Articles of Incorporation to effect a one-for-sixty reverse stock split (the "Reverse Stock Split") with respect to the Corporation's common stock, $1 par value per share (the "Common Stock"), and 3) transact such other business as may properly come before the meeting or any adjournment of it.

         The enclosed notice of annual meeting and proxy statement should be read carefully. They describe matters which are important for the Corporation and its subsidiary, the Bank. Please sign and date the enclosed proxy card and mail it promptly in the return envelope whether or not you plan to attend the meeting. If you are present at the meeting and wish to vote in person, you may withdraw your proxy and vote in person.

                                                       Very truly yours,



                                                       Don Davis
                                                       Chairman of the Board

IT IS IMPORTANT THAT YOUR SHARES BE VOTED AT THE MEETING.  PLEASE
SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT TO THE
CORPORATION.


                         FIRST INDEPENDENCE CORPORATION
                               44 MICHIGAN AVENUE
                             DETROIT, MICHIGAN 48226
                                 (313) 256-8400

                                 --------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             THURSDAY, JULY 1, 1999

         The 1999 Annual Meeting of the shareholders of First Independence Corporation will be held at the Livernois Branch office of First Independence National Bank of Detroit, 12200 Livernois, Detroit, Michigan, on Thursday, July 1, 1999, at 6:00 p.m., for the following purposes:

         (1) To elect eight (8) directors to hold office until the next annual meeting and until their successors are elected and qualified;

         (2) To vote on a proposal to amend the Corporation's Articles of Incorporation to effect a one-for-sixty reverse stock split (the "Reverse Stock Split") with respect to the Corporation's common stock, $1 par value per share (the "Common Stock"); and

         (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

         Information concerning these matters is set forth in the accompanying Proxy Statement. Only those common shareholders of record at the close of business on April 30, 1999, are entitled to notice of and to vote at the Annual Meeting.

         IN ORDER TO ASSURE THAT YOUR SHARES WILL BE REPRESENTED AND VOTED AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE RETURN ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                                                         Don Davis
                                                         Chairman of the Board
May 28, 1999

                         FIRST INDEPENDENCE CORPORATION
                               44 MICHIGAN AVENUE
                             DETROIT, MICHIGAN 48226
                                 (313) 256-8400
                                 --------------

                                 PROXY STATEMENT
                               DATED MAY 28, 1999
                         ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                  JULY 1, 1999



                               GENERAL INFORMATION


         This Proxy Statement and the accompanying form of proxy and annual report on Form 10-KSB as filed with the United States Securities and Exchange Commission are furnished in connection with the solicitation of proxies by the Board of Directors of First Independence Corporation (the "Corporation") for use at the annual meeting of shareholders to be held at the Livernois Branch Office, 12200 Livernois, of First Independence National Bank of Detroit, Detroit, Michigan, at 6:00 p.m. on Thursday, July 1, 1999 (the "Annual Meeting"). The annual report on Form 10-KSB is incorporated into this Proxy Statement by reference, particularly Management's Discussion and Analysis on Plan of Operations (pages 7-20), Report of Independent Accountants (page 25), and Financial Statements (pages 26-48).

         This Proxy Statement is being mailed on or about May 28, 1999 to all holders of record of Common Stock as of the close of business on April 30, 1999. The cost of this solicitation will be borne by the Corporation. In addition to solicitation by the use of mail, the directors, and officers of the Corporation, without additional compensation, may solicit proxies personally or by telephone or mail. A shareholder giving a proxy in connection with this solicitation has the power to revoke it at any time prior to its exercise at the Annual Meeting either by written notice received by the Corporation (Attn: Secretary) at the address shown above at least 24 hours before the Annual Meeting or by announcement of revocation at the Annual Meeting.

         The purposes of the Annual Meeting are to:

         (1) Elect 8 directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified;

         (2) To vote on a proposal to amend the Corporation's Articles of Incorporation to effect a one-for-sixty reverse stock split (the "Reverse Stock Split") with respect to the Corporation's common stock, $1 par value per share (the "Common Stock"); and

         (3) Transact such other business as properly may come before the meeting or any adjournment thereof.

         As of April 30, 1999, there were 336,760 shares of the Corporation's common stock, par value $1.00 per share, outstanding, 4,000 shares of Class A Preferred Stock, par value $100.00 per share, 3,200 shares of Class B Preferred Stock, par value $100.00 per share, outstanding, 1,500 shares of Class C Preferred Stock, Series MI-1, no par value, outstanding, and 395.797 shares of Class C Preferred Stock, Series 1994-1, no par value, outstanding. Those common shareholders of record at the close of business on April 30, 1999, are entitled to vote at the meeting.

As of that date, there were approximately 2,100 record holders of the Corporation's common stock. Each share of common stock is entitled to one vote on each matter presented.

                OWNERSHIP OF THE CORPORATION'S EQUITY SECURITIES

         The following table furnishes information with respect to the beneficial owners of more than five percent of any class of the Corporation's equity securities as of April 30, 1999.




                                                                         Amount and
                                                                         Nature of
                           Name and Address of                           Beneficial                  Percent of
Title of Class             Beneficial Owner                              Ownership*                    Class
--------------             ----------------                              ----------                    -----

Common                     Don Davis                                      211,376                       62.8
Stock                      5840 Second Avenue
                           Detroit, Michigan 48202

Common                     First Independence Corp.                        36,363                      10.80
Stock                      Employee Stock
                           Ownership Trust
                           44 Michigan Avenue
                           Detroit, Michigan

Class A                    Don Davis                                        3,000                      75.00
Preferred                  5840 Second Avenue
                           Detroit, Michigan  48202

Class A                    Tower Ventures, Inc.                             1,000                      25.00
Preferred                  12655 North Central Expressway
                           Dallas, TX  75243

Class B                    Dearborn Capital Corp.                           2,000                      62.50
Preferred                  P.O. Box 1729
                           Dearborn, Michigan

Class B                    Hudson-Webber Foundation                         1,200                      37.50
Preferred                  333 West Fort Street
                           Detroit, Michigan

Class C                    Michigan State Housing                           1,500                     100.00
Preferred                  Development Authority
(Series MI-1)              1200 6th Street
                           Detroit, Michigan 48226

Class C                    Blue Cross-Blue Shield of Michigan              91.433                       23.1
Preferred                  600 E. Lafayette
(Series 1994-1)            Detroit, Michigan  48226

Class C                    Dearborn Capital Corp.                          89.000                       22.5
Preferred                  P.O. Box 1729
(Series 1994-1)            Dearborn, Michigan






                                                                             Amount and
                                                                             Nature of
                           Name and Address of                               Beneficial              Percent of
Title of Class             Beneficial Owner                                  Ownership*                Class
--------------             ----------------                                  ----------                -----


Class C                    Don Davis                                            59.000                  14.9
Preferred                  5840 Second Avenue
(Series 1994-1)            Detroit, Michigan 48202

Class C                    Tower Ventures                                       45.917                  11.6
Preferred                  12655 North Central Expressway
(Series 1994-1)            Dallas, TX  75243

Class C                    G-Tech, Inc.                                         25.722                   6.5
Preferred                  55 Technology Way
(Series 1994-1)            West Greenwich, RI  02817

Class C                    Motor Enterprises                                    39.375                   9.9
Preferred                  3044 W. Grand Blvd.
(Series 1994-1)            Detroit, Michigan  48202

Class C                    Hudson-Webber Foundation                             23.600                   6.0
Preferred                  333 West Fort Street
(Series 1994-1)            Detroit, Michigan

Class C                    AAA of Michigan                                      21.750                   5.5
Preferred                  1 Auto Club Drive
(Series 1994-1)            Dearborn, Michigan 48126
----------------------------------------------------------------------


      *  Each owner possesses sole voting and investment power with respect to the shares shown except as follows.
         The number of shares of Common Stock shown for Mr. Davis includes 3,969 shares credited to his account under the First Independence Corporation Employee Stock Ownership Plan as of December 31, 1998, for
         which he only has voting power. The shares shown for the First Independence Employee Stock Ownership
         Trust are voted by the independent Trustee, except that participants in the First Independence Corporation
         Employee Stock Ownership Plan are entitled to direct the Trustee as to the manner of voting shares allocated to their accounts.  As of April 30, 1999, all shares held by the Trust were allocated to participant's accounts.  Shares of preferred stock are not entitled to vote in the election of directors, except that shares of Class A Preferred Stock may elect additional directors in the case of certain dividend arrearage which does not currently apply.



                        PROPOSAL 1. ELECTION OF DIRECTORS


NOMINEES FOR BOARD OF DIRECTORS

         The Board has established the number of directors at eight, but the Board may change the number from time to time. The eight persons named below have been nominated by the Board of Directors for election as directors to serve until the next annual meeting and until their successors are elected and qualified. The Board of Directors of the Corporation is not aware of any other nominations for director to be made at the Annual Meeting.

         It is the intention of the persons named in the enclosed proxy card to vote such proxies for the election of the nominees named in this Proxy Statement unless the proxies contain instructions to the contrary, in which case they will be voted pursuant to such instructions. The Directors of the Corporation intend to vote all shares beneficially owned by them for the nominees named herein. Given that the Directors as a group beneficially own approximately 64.6% of the outstanding shares of Common Stock entitled to vote, such a vote would elect the nominees notwithstanding the votes cast by other shareholders.

         All of the nominees for election to the Board of Directors are citizens of the United States and are currently members of the Corporation's Board and of the Board of Directors of the Corporation's subsidiary bank, First Independence National Bank of Detroit (the "Bank"). If any nominee for any reason is unable or for good cause refuses to serve or be elected, which is not anticipated, the persons named in the enclosed form of proxy intend to vote for such other nominees, if any, as may be recommended by the Board of Directors.

         The information below is presented as of April 30, 1999, and is based on information provided by the persons named.


         Name and Principal                   Bank                             Shares of Common
         Occupation or Employment            Director                         Stock of Corporation              Percent of
         for Last Five Years                Since (a)        Age             Beneficially Owned (b)             Common Stock
         ---------------------              ---------        ---             ----------------------             ------------

Barry Clay ...............................    1996            37                  824                                  *
  President, Barclay Mortgage Funding Group
  (1997 to present), mortgage lender; Team
  Leader, Capacity Strategy and Production
  Planning Department (1994-1997).

Don Davis ................................   1980             60              211,376(b)                            62.8
  Chairman of the Board of the
  Corporation and of the Bank;
  President, United Sound Systems,
  Inc. and President, Conquistador/
  Groovesville Music, Inc.,
  record producers and recording
  studios; President, Liberty Risk
  Management, Inc., insurance
  agency; President Mahogany Investment
  Advisors, investment advisory firm.

William Fuller.........................       1999            55                  379                                  *
  President of the Corporation and of
  the Bank since 1998; Executive Vice
  President, Shore Bank Corporation,
  (1995-1998); Senior Vice President,
  Shawmut Bank (1989-1995). Member of
  Board of Directors of One Stop Capital
  Shop, Metro Matrix, Greater Detroit
  Area Health Council, and Eureka Detroit,
  all community service organizations.

Georgis I. Garmo .........................    1996            60                  334                                 *
  President, Garmo & Co., P.C.,
  Certified Public Accountants (1975 -
  Present).






Dr. Charles E. Morton....................     1969            73                3,700(b)(c)                           1.1
  Emeritus Pastor, Metropolitan Baptist
  Church; Adjunct Professor of
  Philosophy, Oakland University.

Jamal Shallal ...........................     1996            59                  334                                 *
  Executive Vice President, Lincorp
  Research, Inc., a management consulting
  and investment management firm (1985 -
  Present).

Geneva J. Williams........................    1997            50                  334                                 *
  Executive Vice President and Chief
  Operating Officer, United Way Community
  Services, Detroit, Michigan (1995-present);
  President and Chief Executive Officer,
  United Community Services of Metropolitan
  Detroit (1991-1995)

Alan C. Young ............................    1996            44                  334                                 *
  Managing Director, Alan C. Young &
  Associates, P.C. (1983 - Present).

All directors and officers
  as a group (9 persons including                                                 219,332                            65.1
  those named above)



(a) The Corporation was formed in 1986 and the incumbent directors have been directors of the Corporation since its formation except those persons for which a year after 1986 is shown.

(b) Each director possesses sole voting and investment power with respect to the shares shown unless indicated otherwise below. The numbers of shares shown for Mr. Don Davis include 3,969 shares allocated to his account under the First Independence Corporation Employee Stock Ownership Plan for which he has only sole voting power. The number of shares shown for Dr. Morton includes 300 shares held jointly with his wife in which they share voting and investment power.

(c) Includes option to purchase up to 3,000 shares of Common Stock at $5 per share for a five-year period ending May 23, 2000.

*Less than one percent.

EXECUTIVE OFFICERS

         In addition to Mr. Don Davis listed in the table above, executive officers of the Corporation, as of December 31, 1998, included William Fuller, President of the Corporation and the Bank since 1998, Rose Ann Lacy, Senior Vice President and Chief Financial Officer of the Corporation since 1989 and of the Bank since 1986, who beneficially owns 1,717 shares of Common Stock and John Boudreau, Executive Vice President of the Bank since 1997; Senior Vice President
- Administration (1994-1997). Prior to joining the Bank, Mr. Boudreau was Finance Manager at Recall Management Corporation, Boston, MA (1991-1994). All the executive officers are United States citizens.

EXECUTIVE COMPENSATION

         The following table presents the cash compensation paid to the Corporation's officers whose total annual salary and bonus exceeded $100,000 in 1996 - 1998.




                       Principal
Name                   Position                   Year        Salary        Bonus
----                   --------                   ----        ------        -----

Don Davis              Chairman of the            1998        $175,000      $20,000
                       Board of Directors         1997        $148,293        -
                       of the Corporation         1996        $131,462        -
                       and the Bank; Interim
                       President and Chief
                       Executive Officer
                       since 1996

John Boudreau          Executive Vice             1998         104,991      $12,000
                       President of the Bank
                       and Chief Operating
                       Officer



        Mr. Fuller and the Bank entered into an employment contract dated July 20, 1998 for two years under which he will be paid $130,000 in the first year of employment plus $15,000 when he was appointed President by the Board of Directors. He will be paid $135,000 in the second year of the contract. In addition, Mr. Fuller receives an automobile allowance of $300 per month and the same employee benefits afforded to all other employees of the Bank. In the event of an involuntary termination of Mr. Fuller's employment by the Bank, Mr. Fuller will be paid sixty days' compensation at his then-existing base rate.

        The Corporation and the Bank do not presently have any long-term incentive compensation plans, except the 1995 Employee Stock Option Plan and a 401-K retirement plan which are described below. The Corporation and the Bank did not grant any stock options in 1996 and no officer or director exercised any options previously granted to him or her.

        The Employee Stock Option Plan was adopted in 1995. It authorizes the issuance of up to 67,352 shares of Common Stock to key salaried employees and directors of the Corporation as an incentive to such key employees. Options granted under the Plan may be incentive stock options within the meaning of
Section 422 of the Internal Revenue Code of 1986 or they may be non-qualified options which do not meet the requirements of that section. The Plan is administered by a stock option committee. At April 30, 1999, there were 64,352 shares available for option under the Plan and options were outstanding and unexercised for 3,000 shares.

        The Corporation had an Employee Stock Ownership Plan which is qualified under Section 401(a) of the Internal Revenue Code of 1986, but it was suspended in 1996. There have been no contributions to the plan since 1991 and no new employees have become participants in the Plan since 1994. All shares of stock in the plan are allocated to the accounts of the participants. Unvested shares forfeited by terminated employees are reallocated among all Plan participants as of the last day of the year of forfeiture in the proportion which each participant's annual compensation bears to the total annual compensation of all Plan participants. As of December 31, 1998, there were 3,969 shares allocated under the Plan to Don Davis' account.

        The Bank adopted a 401(k) Plan in 1998 in which all full-time employees may participate after one year of employment. Employees may contribute up to 15% of their compensation into the plan each year, but not in excess of $10,000 per year. The maximum amount of contribution to the Plan is established by law and regulations. The Bank contributes a matching amount on behalf of each participating and contributing employee equal to 50% of the employee's contribution each year, but not exceeding 3% of the employee's salary. Investments in the Plan are directed by each participating employee and they have a range of investment options including stock, bond and guaranteed interest investments.

        Directors who were not officers were paid the following fees for Bank Board of Directors and Committee meetings: a monthly stipend of $200; a meeting fee of $240 for each Board meeting; and $100 for each Committee meeting. No fees are paid for attendance at the Corporation's Board or Committee meetings.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

        The members of the Corporation's Board of Directors also serve as the members of the Board of Directors for the Bank. The Board of Directors performed the function of nominating directors and compensation review in 1998. There was not a separate committee performing these functions. The Committees described below also function in a similar dual capacity.

        The Audit Committee during 1998 was composed of Dr. Charles E. Morton and Messrs. Shallal, Young and Garmo. The Audit Committee selects the Corporation's independent auditors, reviews the results of prior audits and considers issues concerning the current audit. The Committee also considers procedures for internal control and audits. During 1998, the Committee held 6 meetings.

        The Executive/Compliance Committee was composed of Don Davis, Dr. Charles Morton, Georgis Garmo and Barry Clay. The Executive Committee at times functions as a loan committee, reviewing loan applications and delinquencies and approving loan applications. The Committee also functions in lieu of the Corporation's and the Bank's Board between Board meetings. The Executive Committee met 4 times in 1998.

        The Funding Management Committee is responsible for reviewing and maintaining a proper balance between the Bank's liabilities and its assets. The Committee reviews liquidity, funding needs for loans, the balance between the Bank's investment portfolio, loans, Federal Funds and other assets, as well as the condition of liabilities, particularly the terms of deposits. The Committee met 5 times in 1998.

        In 1998, the Board of Directors of the Corporation met 10 times and the Board of the Bank met 10 times. Each incumbent member of the Board, attended at least 75 percent of the total number of meetings held by the Boards and Committees of which he or she was a member during 1998, except for Mr. Garmo and Ms. Williams.

INTEREST IN CERTAIN TRANSACTIONS

        In the ordinary course of its business, the Bank had, during 1998, and expects to have in the future, transactions with some of its directors and officers, and their families and the companies with which they are associated. All such transactions, which included commitments for loans and loans made by the Bank, were based on terms, including rates, collateral and repayment terms, substantially the same as those prevailing at the time for comparable transactions with other persons, and in the opinion of the Board of Directors and the management of the Bank such transactions did not and do not involve more than the normal risk of collectibility or present other unfavorable features.

       PROPOSAL 2.  REVERSE STOCK SPLIT--1 SHARE FOR 60 SHARES

GENERAL

        The holders of the Corporation's Common Stock are being asked to approve a one-for-sixty reverse stock split of the Common Stock of the Corporation (the "Reverse Stock Split").

        The Board of Directors believes that it would be in the best interests of both the Corporation and its stockholders to effect the Reverse Stock Split of one share of newly issued share of Common Stock ("New Common Stock") for each sixty (60) shares of the Corporation's presently issued and outstanding Common Stock. This amendment has been adopted unanimously by the Board of Directors subject to approval of the Corporation's stockholders. Approval will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. The Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, not to proceed with the Reverse Stock Split, if, at any time prior to filing the amendment with the Secretary of State of the State of Michigan, the Board of Directors, in its sole discretion, determines that the Reverse Stock Split is no longer in the best interests of the Corporation and its stockholders.

REASONS FOR THE PROPOSED REVERSE STOCK SPLIT.

        There is not a market maker for the Corporation's Common Stock and there is no trading market for the Corporation's Common Stock and there has not been one for 10 years. The Corporation has 336,760 shares of Common Stock outstanding owned by over 2,100 shareholders, but 62.8% of the stock is owned by one person, Don Davis, and 10.8% of the Common Stock is held by an Employee Stock Ownership Plan. Approximately 1,800 shareholders have fewer than sixty shares of Common Stock. However, because there is no trading market for the Common Stock, one of the principal advantages of being a "public" company is not realized by the Corporation's shareholders. There is no expectation that a trading market for the Corporation's Common Stock will develop in the foreseeable future particularly in view of the fact that fewer than one-third of the shares could be traded in any case. Thus, the Board of Directors believes that the shareholders will benefit from a purchase of outstanding small lots of Common Stock.

        As a result of the relatively large number of shareholders, management of the Corporation estimates that it incurs approximately $70,000 per year in legal, accounting, stock registrar, printing and mailing costs. Eliminating these costs would contribute materially, in the opinion of the Board of Directors, to the Corporation's profits. Therefore, the Board of Directors has proposed the Reverse Stock Split in order to provide cash to small shareholders and to reduce the number of shareholders significantly.

        During the period since December 31, 1996, Don Davis has purchased 14,133 shares of the Common Stock at prices ranging from $5.00 to $7.00 per share in negotiated transactions initiated by shareholders who desired to sell their Common Stock. These transactions constitute almost all known transactions in the Common Stock during the more than two years in that period. Management of the Company is not aware of any present efforts of any persons to accumulate Common Stock or to obtain control of the Company, except that Mr. Davis has been a willing buyer of the Corporation's Common Stock. The proposed Reverse Stock Split is not intended to be an anti-takeover device. The amendment is being sought to reduce costs by reducing the number of shareholders and to provide a reasonable means for small shareholders to obtain cash for their investment.

RESULTS OF THE PROPOSED REVERSE STOCK SPLIT.

        It is the Corporation's expectation that the Reverse Stock Split will result in the Corporation's Common Stock no longer being registered under
Section 12(g) of the Securities Exchange Act of 1934. This will result in the Corporation no longer being required to file annual or quarterly reports with the Securities and Exchange Commission. The elimination of legal and accounting costs associated with quarterly reporting and the reduced costs of mailings to fewer shareholders are expected to yield approximately $70,000 of savings in operating costs to the Bank and the Corporation each year. This increase in profitability will raise capital by a like amount, increasing the soundness of the Bank and providing higher capital base for growth.

        The Corporation is authorized to issue one million shares of Common Stock, $1.00 par value, of which 336,760 shares were issued and outstanding at the close of business on April 30, 1999. As proposed, and if effected, the Reverse Stock Split would reduce the number of issued and outstanding shares of Common Stock to approximately 5,129 shares, leaving the remainder of the Common Stock authorized and available for issuance. The Board does not presently have any plans for issuance of additional shares of Common Stock.

        The proposed transaction will reduce the number of shareholders from approximately 2,100 to 275. It will increase the percentage of Common Stock ownership of each continuing Common Stockholder an average of about 9% over the shares they previously owned. Thus, Don Davis' share of outstanding Common Stock will increase from 62.8% to approximately 68.6%. If a person owns 1% of the Common Stock outstanding before the Reverse Stock Split (3,367 shares), such a person would own approximately 1.1% of the outstanding Common Stock after the Reverse Stock Split. The par value of the new Common Stock will be $1.00 per share and the old Common Stock also had a par value of $1.00 per share. No rights accruing to continuing holders of Common Stock would be affected by the proposed transaction.

        In connection with the Reverse Stock Split, management estimates that approximately 28,965 shares of the old Common Stock (pre-Reverse Stock Split) will be redeemed. These are primarily the fewer than 60 shares of the old Common Stock which are owned by individual shareholders before the Reverse Stock Split and which would yield only a fractional share of the new Common Stock after the transaction. Approximately 1800 shareholders own fewer than 60 shares of stock (an estimated average of approximately 14 shares per person) and they would receive no new Common Stock, only payment for their shares at the rate of $10.00 per share of old Common Stock ($600.00 per whole share of new Common Stock). The redeemed fractional shares are expected to be equivalent to approximately 483 shares of the new Common Stock. The total cash required for this redemption is expected to be approximately $289,800. (It is estimated that there will be about $55,000 of additional expenses associated with the transaction.) In the Board's opinion, this will not result in a material reduction in the Bank's capital. Its equity capital ratios at April 30, 1999, and December 31, 1999, before the Reverse Stock Split and after adjusting for it on a proforma basis are shown below based on average assets during the respective periods. Generally, a bank with these levels of capital is considered "well capitalized" pursuant to regulations of the Comptroller of the Currency.

                                                          April 30, 1999                         December 31, 1998
                                                           (unaudited)
                                                          --------------                          -----------------
        Actual                                                5.7%                                        5.75%

        Pro Forma, Adjusted
        for Reverse Stock
        Split (unaudited)                                     5.5%                                        5.55%



DESCRIPTION OF COMMON STOCK

        There are 336,760 shares of Common Stock outstanding. The Common Stock is subordinate in right of liquidation to $720,000 (7,200 shares) of Class A and Class B Preferred Stock and 1,500 shares of Class C Preferred Stock, Series MI-1 ($1,500,000) and 395.797 shares of Class C Preferred Stock, Series 1994-1 ($395,797).

        No dividends have been paid on the Common Stock in the past 10 years. In 1991, pursuant to the exercise of supervisory authority over the Corporation by the Federal Reserve Bank of Chicago, the Board of Directors adopted a resolution providing that it will not declare dividends or distributions to any shareholders without prior approval of the Federal Reserve Bank of Chicago. The resolution remains in effect, and prior approval of the Federal Reserve Bank of Chicago was received for making the redemption payments of fractional shares of new Common Stock after the Reverse Stock Split.

        The Corporation has no business of its own and receives its revenues from the Bank in the form of dividends. The Bank is subject to regulation of the Comptroller of the Currency pursuant to the National Bank Act. That Act limits payment of dividends (12 USC ss.60) to the net profits of a bank remaining after 10% of the net profits of each half year of operations are transferred to capital surplus, and the dividend paid in any calendar year may not, without the prior approval of the Comptroller, exceed the net profits of the current year, plus the net profits of the two preceding years (less the required transfers to surplus). 12 USC ss.56 provides that dividends may not be paid if undivided profits have been depleted by losses or otherwise. In other words, dividends may be paid only from net earnings and not from the Bank's capital.

LIQUIDATION AND PRICE OF FRACTIONAL SHARES

        No scrip or fractional certificates will be issued in connection with the Reverse Stock Split. Stockholders who ostensibly would be entitled to receive fractional shares because they hold a number of shares of Common Stock not evenly divisible by sixty (60) will be entitled, upon surrender to the Exchange Agent of certificates representing such shares, to receive a cash payment equal to $10.00 for each share of Common Stock outstanding before the Reverse Stock Split that was not converted into a new share of Common Stock.

        Payment for fractional shares of new Common Stock based on a price of $600.00 per share (equivalent to $10.00 for each old share of Common Stock that is not converted into new shares of Common Stock) was determined by the Board of Directors after evaluating the Corporation's historic earnings record, its book value, the nature of its assets, the limited trading market for its stock, and the stock prices and performance of other community banks and holding companies considered comparable to the Corporation and its subsidiary Bank. For example, the book value of one share of Common Stock was $9.39 per share at December 31, 1998, but only $6.57 per share at December 31, 1997. Earnings per common share were $2.82 in 1998 and $2.68 in 1997. The Board also consulted with Roney Capital Markets, a division of Roney & Co., which is a wholly owned subsidiary of Bank One. Roney Capital Markets issued an opinion to the effect that the price of $10.00 per share of old Common Stock ($600.00 per share of new Common Stock) is fair to the shareholders of the Corporation from a financial point of view. In selecting Roney Capital Markets to render the opinion, the Board solicited proposals from three unaffiliated investment banking firms and considered price, expertise, understanding of community banking, and experience in the banking industry. Roney Capital Markets is highly experienced in valuing banks and bank holding companies and enjoys a reputation as an expert in investment banking in the field of banks and banking. They have been engaged in scores of bank valuations, financings, mergers and combinations in the midwest. There has been no other material business relationship in the past two years between the Corporation or its affiliates and Roney Capital Markets and its affiliates. The report and opinion of Roney Capital Markets will be available for inspection and copying at the Corporation's and Bank's principal executive offices during its regular business hours by any interested equity security holder of the Corporation or his representative who has been so designated in writing.

        There can be no assurance that a purchaser of Common Stock of the Corporation before the Reverse Stock Split actually would pay $10.00 per share. In fact, a purchaser might be willing to pay more or may only be willing to pay less than that amount. There also is no assurance that a purchaser of shares in the Corporation actually would pay $600.00 per share of the new Common Stock merely because it is the arithmetic equivalent of the estimated value of $10.00 per share of the old Common Stock multiplied by 60 shares of stock ($10.00 x
60). "Market" prices could be lower or higher. There is not, and is not expected to be a trading market for the Common Stock and there has not been one in the past 10 years.

        If the proposal is approved and effected, stockholders will be encouraged to surrender their certificates to the Exchange Agent for certificates evidencing whole shares of the Common Stock plus cash payment for any fractional interests.

FUNDING THE REVERSE STOCK SPLIT

        The Corporation will obtain the funds necessary to pay cash for the fractional shares resulting from the proposed Reverse Stock Split from the Bank. It is expected that approximately $289,800 will be needed to pay for such fractional shares, plus approximately $55,000 for administrative expenses such as investment banking fees, transfer agent costs, new stock certificates and legal and accounting fees. The Bank's Board of Directors intends to declare and pay a dividend to the Corporation of approximately $350,000 to fund the fractional share payments plus transaction expenses.

        The Corporation has obtained the prior approval of the Federal Reserve Bank of Chicago for the Reverse Stock Split and the resulting redemptions of fractional shares of Common Stock. This prior approval is required pursuant to the 1991 Formal Resolution between the Corporation and the Federal Reserve Bank of Chicago.

FINANCIAL INFORMATION

        The Corporation's audited financial statements for the years ended December 31, 1998 and 1997 are included in the Annual Report to stockholders on Form 10-KSB as sent to the stockholders of the Corporation and as filed with the United States Securities and Exchange Commission. Those financial statements and the notes thereto are found in the Form 10-KSB at pages 21-43 of the 10-KSB and "Management's Discussion and Analysis of Operations" is set forth in the Annual Report, Form 10-KSB at pages 7-18. The Financial Statements and Management's Discussion and Analysis of Operations are incorporated herein by reference.

        The following unaudited pro forma condensed consolidated balance sheet and income statement for the Corporation reflects the Reverse Stock Split transaction as if it were consummated as of and for the year ended December 31, 1998, assuming that $350,000 would be expended for the purchase of fractional shares and expenses of the Reverse Stock Split.

                                    PRO FORMA
                      CONDENSED CONSOLIDATED BALANCE SHEET
                            (In thousands of dollars)


                                                                                                  December 31, 1998

ASSETS
Total cash and cash equivalents (1),(2)                                                                    $ 27,617
Total securities                                                                                             52,756
Net loans                                                                                                    38,382
Other assets                                                                                                  4,514
                                                                                                           --------
        Total assets                                                                                       $123,269
                                                                                                           ========
LIABILITIES AND SHAREHOLDER'S EQUITY
Liabilities                                                                                                $117,846
                                                                                                           --------
Shareholders' equity:
        Preferred stock                                                                                       2,616
        Common stock, $1 par value; 1,000,000 shares authorized;
        5,130 shares issued and outstanding (1)                                                                   5
        Capital surplus (1)                                                                                   2,369
        Retained earnings (2)                                                                                   363
        Unrealized gain on securities available for sale, net of tax                                             70
                                                                                                           --------
          Total shareholders' equity                                                                          5,423
                                                                                                           --------
           Total liabilities and shareholders' equity                                                      $123,269
                                                                                                           ========

                                    PRO FORMA
                     CONDENSED CONSOLIDATED INCOME STATEMENT
               (In thousands of dollars, except per share amounts)



                                                                                                 For the year ended
                                                                                                  December 31, 1998
                                                                                                  -----------------

Total interest income                                                                                      $  7,442
Total interest expense                                                                                        2,546
                                                                                                           --------
Net interest income                                                                                           4,896
Provision for loan losses                                                                                       255
                                                                                                           --------
Net interest income after provision for loan losses                                                           4,641
Total noninterest income                                                                                      1,073
Total noninterest expense                                                                                     4,789
                                                                                                           --------
Income before federal income taxes                                                                              925
Federal income tax expense
                                                                                                           --------
Net income (2)                                                                                                  925
Preferred stock dividends                                                                                        34
                                                                                                           --------
Income attributable to common stock                                                                        $    891
                                                                                                           ========

Basic and full diluted earnings per common share                                                           $ 173.69
                                                                                                           ========

Book value per share                                                                                       $ 547.17
                                                                                                           ========

Earnings to Fixed Charges, including deposit interest (3)                   1.36
Earnings to Fixed Charges, excluding deposit interest (3)                   2.40
-------------------------


Pro forma adjustments

(1) Total cash and cash equivalents was reduced by $350,000 to give effect to the costs of the Reverse Stock Split and the repurchase of fractional shares; common stock was reduced by $332,000 and capital surplus was increased by $49,000 to give effect to the repurchase of the fractional shares (28,965 pre reverse split shares or 483 post reverse split shares valued at $10.00 per share before the reverse split or $600.00 after the reverse split).

(2) Net income and retained earnings were reduced by $21,000, or 6% of $350,000, to give effect to reduced earnings because of the reduction in cash and cash equivalents as a result of the repurchase of fractional shares.

(3) At December 31, 1998, the ratio of earnings to fixed charges was 1.37, including deposit interest, and it was 2.43, excluding deposit interest.

RESOLUTIONS TO EFFECT THE REVERSE STOCK SPLIT

        To effect the one-for-sixty reverse stock split of the Common Stock of the Corporation, shareholder approval is sought to amend various portions of
Article III of the Corporation's Articles of Incorporation. The effect of all of the amendments is merely to accomplish the Reverse Stock Split. The numbers of shares of Common Stock or other classes of stock authorized to be issued are not increased or decreased and the rights of continuing shareholders of any class of stock will remain the same as they are before the Reverse Stock Split transaction.

        The first paragraph of Article III of the Corporation's Articles of Incorporation relating to the authorized capital stock will be replaced with the following two paragraphs:

                                   ARTICLE III

        "The authorized amount of capital stock of this Corporation shall be 1,000,000 shares of common stock of the par value of $1.00 each, 150,000 of which shares may be issued without voting rights; 4,000 shares of Class A Preferred Stock of the par value of $100 each; 3,200 shares of Class B Preferred Stock of the par value of $100 each; and 100,000 shares of Class C Preferred Stock without par value, all classes of preferred stock to have the rights and preferences set forth in this Article; but said capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the State of Michigan."

        "Each sixty (60) shares of the corporation's Common Stock, $1.00 par value per share, issued and outstanding as of the close of business on the date this Certificate of Amendment is filed shall be converted into one (1) share of the corporation's new Common Stock, $1.00 par value per share, so that each share of the corporation's Common Stock issued and outstanding is hereby converted and reclassified. No fractional interests resulting from such conversion shall be issued, but in lieu thereof, stockholders who ostensibly would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by sixty (60) will be entitled, upon surrender to the Exchange Agent of certificates representing such shares, to receive cash in the amount of $10.00 for each of those shares fewer than sixty (60) held by such stockholders that remain after dividing their total shares by sixty."

        Subsections (1) and (2) of Article III, Section 3.2(A)(g) of the Corporation's Articles of Incorporation, regarding Class C Preferred Stock, Series 1994-1, will be amended to provide as follows:

        "(1) Sale; Right of First Refusal. If any holder of the Series 1994-1 Stock desires to sell the Series 1994-1 Stock it owns, it shall first give written notice to the Corporation at least 90 days prior to the proposed sale. The notice shall state the price, the terms, the numbers of shares sought to be sold and the proposed purchaser. The Corporation shall have the right at any time during such 90 day period to purchase some or all of the shares proposed to be sold at a price equal to the lower of the proposed purchase price per share or the redemption price as determined from time to time pursuant to paragraph (f) above. If the Corporation does not exercise its right to purchase such Series 1994-1 Stock, the selling holder may convert the Series 1994-1 Stock into common Stock, based on the then applicable redemption price pursuant to section (f) above (but no fractional shares shall be issued and they shall be paid for in cash based on the applicable stock price), and sell such Common Stock to the proposed purchaser at the agreed purchase price. In such event, the purchaser shall be required to execute an investment letter prepared by the Corporation or its counsel which represents that the Common Stock is being acquired for investment and not with a view to distribution thereof, and acknowledging that such stock is ont registered under federal or state securities laws, is not freely transferrable, and is subject to restrictions on transfer. The certificates issued to the purchaser shall bear a legend to such effect."

        "(2) Sale; Conversion. In the event that the Corporation decides to make a public offering of Common Stock pursuant to an effective registration statement, it shall so notify the holders of the Series 1994-1 Stock and if any such holder desires to sell any of the shares in connection with such public offering, the holder shall deliver a written demand to the Corporation within thirty (30) days of the date of the Corporation's notice of the offering and shall cooperate with the Corporation in connection with the registration of the offering. In such sale, each share to be sold shall be converted automatically into 3.333 shares of the Corporation's Common Stock (except no fractional shares shall be issued and they shall be paid for in cash based on the applicable stock price), which shall be registered for sale in the offering. The Series 1994-1 Stock (after conversion into Common Stock) shall be sold to subscribers after the first $600,000 of the Corporation's newly issued shares of Common stock are sold. The Corporation shall bear the costs of the offering."

        The first sentence of the second paragraph of Article III, Section 3.2 B(7) of the Corporation's Articles of Incorporation regarding the Class C Preferred Stock, Series MI-1, will be amended to provide as follows:

        "In the event that the holder attempts at any time to make a transfer of some or all of the Series MI-1 Stock, upon transfer, ipso facto, and without any other action by any party, the Series MI-1 Stock shall be converted automatically into 2,272 shares of new non-voting Common Stock ("transferred stock") plus a right to receive an immediate cash payment of $430."

        The third paragraph of Article III, Section 3.2 B(7) of the Articles of Incorporation will be amended to provide as follows:

        "If the holder of the Series MI-1 Stock and the Corporation agree in writing, the Series MI-1 Stock may be converted into a right to receive an immediate cash payment of $430 plus 2,272 shares of voting Common Stock as part of a public offering of the Corporation's securities in which the holder of the Series MI-1 Stock shares pro rata in the costs of such offering. The conversion shall not occur until the sale of the Common Stock in the public offering."

VOTING ON THE REVERSE STOCK SPLIT

        The holders of the Common Stock will vote on the proposed amendment to the Articles of Incorporation to effect the Reverse Stock Split. A majority of the outstanding shares of Common Stock is necessary to approve the Reverse Stock Split proposal. The Board of Directors recommends a favorable vote on this proposal for the reasons stated above at "Reasons for the Proposed Reverse Stock Split." No other class of stock is required to vote on the proposed Reverse Stock Split.

        The Corporation's Board of Directors own 64.6% of its outstanding Common Stock and intend to vote all of those shares in favor of the proposal. Thus, their votes alone are sufficient to approve the proposal.

EXCHANGE OF STOCK CERTIFICATES

        If the Reverse Stock Split is approved by the Company's stockholders, the Company will instruct its transfer agent to act as its exchange agent (the "Exchange Agent") and to act for holders of Common Stock in implementing the exchange of their certificates.

        Commencing on the effective date of the Reverse Stock Split (the "Effective Date"), stockholders will be notified and requested to surrender to the Exchange Agent their certificates representing shares of all Common Stock in exchange for certificates representing new Common Stock. One share of New Common Stock will be issued in exchange for each sixty (60) presently issued and outstanding shares of Common Stock. Beginning on the Effective Date, each certificate representing shares of the Company's Common Stock will be deemed, for all corporate purposes, to evidence ownership of shares of new Common Stock.

FEDERAL INCOME TAX CONSEQUENCES

        The following discussion is general and each shareholder's facts and circumstances could affect the proper tax treatment of the transaction as it relates to them. Shareholders should consult their own tax advisors for specific tax advice for their own circumstances.

        The Reverse Stock Split generally should not result in the recognition of gain or loss (except in the case of cash payment received for fractional shares as described below). The holding period of the shares of New Common Stock will include the stockholders' holding periods for the shares of Common Stock exchanged therefore, provided that the shares of Common Stock were held as a capital asset. The adjusted basis of the shares of New Common Stock will be the same as the adjusted basis of the Common Stock exchanged therefor, reduced by the basis applicable to the sale of fractional shares described below.

        A stockholder who receives cash for fractional shares will recognize a gain or loss, as the case may be, measured by the difference between $10.00 for each old share of Common Stock that was not converted into new shares of Common Stock and the shareholder's basis for each share of his old Common Stock. The gain or loss could be a capital gain or loss if such stockholder's Common Stock was held as a capital asset and the capital gain or loss would generally be long-term capital gain or loss to the extent the stockholder's holding period for the Common Stock exceeds twelve months. Each stockholder is urged to consult with his or her own tax advisor for tax advice appropriate to the stockholder's own facts and circumstances.

NO DISSENTER'S RIGHTS

        Under applicable Michigan law, stockholders are not entitled to dissenter's rights of appraisal with respect to the Reverse Stock Split.


                              INDEPENDENT AUDITORS

        The Board of Directors has selected Crowe, Chizek and Company, LLP, as its independent auditors for 1999 as it did for 1998. A representative of that firm is expected to be present at the meeting, will have the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.


                            PROPOSALS BY SHAREHOLDERS

        Proposals by shareholders of the Corporation intended to be presented at the next annual shareholders' meeting to be held in 2000 must be received by the Corporation no later than January 31, 2000. Proposals must comply with applicable laws and regulations and shall be delivered to 44 Michigan Avenue, Detroit, Michigan 48226, Attention: Secretary. Any proposal which is mailed to the Corporation should be mailed by certified or registered mail return receipt requested.

                      INFORMATION INCORPORATED BY REFERENCE

        The Corporation's Annual Report on Form 10-KSB accompanies this Proxy Statement and is incorporated fully herein by reference. Shareholders are urged to review the Form 10-KSB for financial information (pages 26-48) regarding the Corporation and its wholly owned subsidiary, First Independence National Bank of Detroit and the report of its independent accountants (page 25) as well as Management's Discussion and Analysis (pages 7-20) of the Corporation's and Bank's performance during 1998 and 1997 and its financial condition.


                                  OTHER MATTERS

        The Corporation's management knows of no other matters to be presented for action at the meeting. It is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby in accordance with the directions of management on any matters properly brought before the meeting which are not set forth in the Notice of the Meeting and in this Proxy Statement.

        Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and certain officers, and persons who own more than ten percent of the Corporation's Common Stock to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of the Corporation's equity securities. These officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Corporation with copies of these reports. To the Corporation's knowledge, based solely on review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, all of Section 16(a) filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with during the past two years.



              SHAREHOLDERS ARE URGED TO DATE AND SIGN THE ENCLOSED
                  PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED
                             POSTAGE PAID ENVELOPE.

                         FIRST INDEPENDENCE CORPORATION
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          FOR THE ANNUAL SHAREHOLDERS' MEETING, THURSDAY, JULY 1, 1999

        I, the undersigned shareholder of the First Independence Corporation, hereby appoint Don Davis, Alan C. Young, and Dr. Charles E. Morton, and each of them, my proxies, with power of substitution to vote all of the Common Stock of said Corporation standing in my name on its books on April 30, 1999, at the annual meeting of the shareholders to be held on Thursday, July 1, 1999 at 6:00 p.m. or at any and all adjournments thereof, on the proposals contained in the Notice of said meeting, and on any other business properly coming before the meeting. The proxyholders shall have all the powers I would possess if present personally. I revoke all proxies previously given by me for any meeting of shareholders of the Corporation.

        If no direction is made with respect to a proposal, this proxy will be voted FOR such proposal. In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting, including the election of any person as Director where a nominee named in the Proxy Statement dated May 28, 1999 is unable to serve or will not serve.

PLEASE VOTE, DATE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED
ENVELOPE.

Note: Please sign exactly as name(s) appear(s) on stock records. When signing as attorney, administrator, trustee, guardian or corporate officer, please so indicate.

HAS YOUR ADDRESS CHANGED?                         DO YOU HAVE ANY COMMENTS?

--------------------------------------            ------------------------------

--------------------------------------            ------------------------------

--------------------------------------            ------------------------------

================================================================================
     DETACH CARD


|_|     PLEASE MARK VOTES AS IN THIS EXAMPLE


1.  ELECTION OF DIRECTORS                |_| FOR      |_| WITHHOLD AUTHORITY     |_| FOR ALL EXCEPT

        BARRY CLAY, DON DAVIS, GEORGIS I. GARMO, DR. CHARLES E. MORTON, JAMAL SHALLAL,
        GENEVA J. WILLIAMS, ALAN C. YOUNG.

    To withhold authority to vote for any individual nominee, mark the "For All
    Except" box and strike a line through the nominee's name in the list above.

2.  AMENDING THE ARTICLES OF INCORPORATION TO EFFECT THE 1 FOR 60 SHARE REVERSE STOCK SPLIT.

        |_|  FOR       |_|  AGAINST      |_|  ABSTAIN



    RECORD DATE SHARES:                  I (we) acknowledge receipt of the Notice of Annual Meeting and Proxy Statement dated May
                                         28, 1999 and ratify all that the proxies or either of them or their substitutes may lawfully do by virtue hereof and revoke
                                         all former proxies.

                                         UNLESS OTHERWISE SPECIFIED, THE PROXIES  ARE APPOINTED TO VOTE FOR THE ELECTION OF ALL
                                         DIRECTORS AND TO VOTE FOR AMENDING THE ARTICLES OF INCORPORATION OF THE CORPORATION TO
                                         EFFECT THE ONE-FOR-SIXTY SHARE REVERSE STOCK SPLIT OF THE CORPORATION'S COMMON STOCK.



Please be sure to sign and date this Proxy.        Date

--------------------------------------------------------
Shareholder sign here             Co-owner sign here